EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on a pre-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended April 30, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,298	$—	$—	$3,298
Finance revenues	—	83	(26)	57
Sales and revenues, net	3,298	83	(26)	3,355
Costs of products sold	2,701	—	—	2,701
Restructuring charges	2	—	—	2
Selling, general and administrative expenses	334	21	(1)	354
Engineering and product development costs	137	—	—	137
Interest expense	38	26	(2)	62
Other expenses (income), net	17	(4)	(23)	(10)
Total costs and expenses	3,229	43	(26)	3,246
Equity in loss of non-consolidated affiliates	16	—	—	16
Income before income taxes and equity income from financial services operations	53	40	—	93
Equity income from financial services operations	40	—	(40)	—
Income before income taxes	93	40	(40)	93
Income tax expense	5	—	—	5
Net income	88	40	(40)	88
Less: Income attributable to non-controlling interests	14	—	—	14
Net income attributable to Navistar International Corporation	$74	$40	$(40)	$74

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,991	$—	$—	$5,991
Finance revenues	—	156	(49)	107
Sales and revenues, net	5,991	156	(49)	6,098
Costs of products sold	4,900	—	—	4,900
Restructuring charges	23	1	—	24
Selling, general and administrative expenses	636	38	(2)	672
Engineering and product development costs	266	—	—	266
Interest expense	74	56	(5)	125
Other expenses (income), net	32	(11)	(42)	(21)
Total costs and expenses	5,931	84	(49)	5,966
Equity in loss of non-consolidated affiliates	33	—	—	33
Income before income taxes and equity income from financial services operations	27	72	—	99
Equity income from financial services operations	72	—	(72)	—
Income before income taxes	99	72	(72)	99
Income tax expense	5	—	—	5
Net income	94	72	(72)	94
Less: Income attributable to non-controlling interests	26	—	—	26
Net income attributable to Navistar International Corporation	$68	$72	$(72)	$68

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended April 30, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,690	$—	$—	$2,690
Finance revenues	—	76	(23)	53
Sales and revenues, net	2,690	76	(23)	2,743
Costs of products sold	2,189	—	—	2,189
Restructuring charges	—	3	—	3
Selling, general and administrative expenses	325	34	—	359
Engineering and product development costs	116	—	—	116
Interest expense	37	29	(2)	64
Other expenses (income), net	(20)	(6)	(21)	(47)
Total costs and expenses	2,647	60	(23)	2,684
Equity in loss of non-consolidated affiliates	13	—	—	13
Income before income taxes and equity income from financial services operations	30	16	—	46
Equity income from financial services operations	16	—	(16)	—
Income before income taxes	46	16	(16)	46
Income tax benefit	10	—	—	10
Net income	56	16	(16)	56
Less: Income attributable to non-controlling interests	13	—	—	13
Net income attributable to Navistar International Corporation	$43	$16	$(16)	$43
_________________

(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,448	$—	$—	$5,448
Finance revenues	—	151	(47)	104
Sales and revenues, net	5,448	151	(47)	5,552
Costs of products sold	4,451	—	—	4,451
Restructuring charges (benefit)	(17)	3	—	(14)
Selling, general and administrative expenses	629	69	(3)	695
Engineering and product development costs	225	—	—	225
Interest expense	76	61	(6)	131
Other expenses (income), net	7	(10)	(38)	(41)
Total costs and expenses	5,371	123	(47)	5,447
Equity in loss of non-consolidated affiliates	19	—	—	19
Income before income taxes and equity income from financial services operations	58	28	—	86
Equity income from financial services operations	28	—	(28)	—
Income before income taxes	86	28	(28)	86
Income tax benefit	2	—	—	2
Net income	88	28	(28)	88
Less: Income attributable to non-controlling interests	26	—	—	26
Net income attributable to Navistar International Corporation	$62	$28	$(28)	$62
_________________

(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of April 30, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$361	$29	$—	$390
Marketable securities	718	20	—	738
Restricted cash and cash equivalents	28	160	—	188
Finance and other receivables, net	1,096	3,140	(208)	4,028
Inventories	1,710	11	—	1,721
Goodwill	337	—	—	337
Property and equipment, net	1,368	118	—	1,486
Investments in and advances to financial services operations	558	—	(558)	—
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	71	39	—	110
Other assets	829	36	—	865
Total assets	$7,179	$3,553	$(766)	$9,966
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,087	$28	$(208)	$1,907
Debt	1,969	2,854	—	4,823
Postretirement benefits liabilities	2,030	34	—	2,064
Other liabilities	1,773	79	—	1,852
Total liabilities	7,859	2,995	(208)	10,646
Redeemable equity securities	5	—	—	5
Convertible debt	84	—	—	84
Stockholders' equity attributable to non-controlling interest	43	—	—	43
Stockholders' equity (deficit) attributable to controlling interest	(812)	558	(558)	(812)
Total liabilities and stockholders' equity (deficit)	$7,179	$3,553	$(766)	$9,966

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$534	$51	$—	$585
Marketable securities	566	20	—	586
Restricted cash and cash equivalents	29	151	—	180
Finance and other receivables, net	1,030	3,084	(168)	3,946
Inventories	1,556	12	—	1,568
Goodwill	324	—	—	324
Property and equipment, net	1,329	113	—	1,442
Investments in and advances to financial services operations	502	—	(502)	—
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	109	37	—	146
Other assets	821	29	—	850
Total assets	$6,903	$3,497	$(670)	$9,730
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,974	$21	$(168)	$1,827
Debt	1,985	2,885	—	4,870
Postretirement benefits liabilities	2,145	34	—	2,179
Other liabilities	1,723	55	—	1,778
Total liabilities	7,827	2,995	(168)	10,654
Redeemable equity securities	8	—	—	8
Stockholders' equity attributable to non-controlling interest	49	—	—	49
Stockholders' equity (deficit) attributable to controlling interest	(981)	502	(502)	(981)
Total liabilities and stockholders' equity (deficit)	$6,903	$3,497	$(670)	$9,730

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$94	$72	$(72)	$94
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	141	2	—	143
Depreciation of equipment leased to others	7	11	—	18
Amortization of debt issuance costs and discount	14	8	—	22
Deferred income taxes	(4)	(1)	—	(5)
Equity in loss of non-consolidated affiliates	33	—	—	33
Equity in income of financial services affiliates	(72)	—	72	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	41	(41)	—	—
Other, net	(84)	3	—	(81)
Net cash provided by operating activities	172	54	—	226
Cash flows from investing activities
Purchases of marketable securities	(721)	—	—	(721)
Sales or maturities of marketable securities	569	—	—	569
Net change in restricted cash and cash equivalents	—	(8)	—	(8)
Capital expenditures	(185)	—	—	(185)
Purchase of equipment leased to others	(1)	(22)	—	(23)
Other investing activities	(10)	4	—	(6)
Net cash used in investing activities	(348)	(26)	—	(374)
Net cash used in financing activities	(5)	(53)	—	(58)
Effect of exchange rate changes on cash and cash equivalents	8	3	—	11
Decrease in cash and cash equivalents	(173)	(22)	—	(195)
Cash and cash equivalents at beginning of the period	534	51	—	585
Cash and cash equivalents at end of the period	$361	$29	$—	$390

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$88	$28	$(28)	$88
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	129	3	—	132
Depreciation of equipment leased to others	14	12	—	26
Amortization of debt issuance costs and discount	13	7	—	20
Deferred income taxes	6	5	—	11
Equity in loss of non-consolidated affiliates	19	—	—	19
Equity in income of financial services affiliates	(28)	—	28	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in intercompany receivables and payables	(154)	154	—	—
Other, net	(397)	364	—	(33)
Net cash provided by (used in) operating activities	(307)	573	—	266
Cash flows from investing activities
Purchases of marketable securities	(663)	—	—	(663)
Sales or maturities of marketable securities	488	—	—	488
Net change in restricted cash and cash equivalents	1	200	—	201
Capital expenditures	(77)	(1)	—	(78)
Purchase of equipment leased to others	(2)	(23)	—	(25)
Acquisition of intangibles	(11)	—	—	(11)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(54)	4	—	(50)
Net cash provided by (used in) investing activities	(320)	180	—	(140)
Net cash used in financing activities	(66)	(761)	—	(827)
Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)
Decrease in cash and cash equivalents	(697)	(7)	—	(704)
Cash and cash equivalents at beginning of the period	1,152	60	—	1,212
Cash and cash equivalents at end of the period	$455	$53	$—	$508
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(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.